Exhibit 99.1

Hercules Capital Renews $125.0 Million Accordion Credit Facility with Initial Commitment of $75.0 Million from Wells Fargo

PALO ALTO, Calif., January 14, 2019 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”) the leading and largest focused specialty finance company to innovative venture growth, pre-IPO and M&A stage companies backed by leading venture capital and select private equity firms, today announced the renewal of its credit facility with Wells Fargo Capital Finance (“WFCF”), part of Wells Fargo & Company (NYSE:WFC), under which WFCF has committed $75.0 million in credit capacity under a $125.0 million accordion credit facility, subject to borrowing base, leverage and other restrictions, effective January 11, 2019. Borrowings under the amended facility reduces the current interest rate to LIBOR plus 3.00% with a natural floor of 3.00% and a maturity date to January 2022, plus a 12-month amortization period. The advance rate increased to 55% against eligible loans.

“I am delighted to report that we have once again renewed our $125.0 million accordion credit facility with our long-standing banking partner, Wells Fargo Capital Finance, who has initially committed $75.0 million to the facility,” stated Manuel A. Henriquez, chairman and chief executive of Hercules. “With our recent shareholder approval to lower our asset coverage ratio from 200% to 150%, which effectively increases the Company’s upper leverage limit, we intend to more actively use our banking credit facilities to grow our investment portfolio than in the prior years. We look forward to continuing our long-term relationship with Wells Fargo Capital Finance and to expanding our accordion facility over time as needed. As we continue to grow our investment portfolio and further scale our leading venture lending franchise, expanding our debt capacity, lowering our overall cost of debt and diversifying our capital structure remains an integral part of our strategy and competitive advantage.”

For additional information, please review the Company’s current report on Form 8-K, to be filed with the Securities and Exchange Commission, which will include the completed transaction documents.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $8.2 billion to over 440 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.” In addition, Hercules has six outstanding bond issuances of 6.25% Notes due 2024 (NYSE: HTGX), 4.375% Convertible Notes due 2022, 4.625% Notes due 2022, 5.25% Notes due 2025 (NYSE: HCXZ), 6.25% Notes due 2033 (NYSE: HCXY), and the 4.605% Asset-backed Notes due 2027.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

The information disclosed in this press release is made as of the date hereof and reflects Hercules’ most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

(650) 433-5578

mhara@htgc.com

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